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                                   Exhibit 11


                        PAULA FINANCIAL AND SUBSIDIARIES
               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                      (In thousands, except per share data)

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

                                                                            THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                               SEPTEMBER 30,                    SEPTEMBER 30,
                                                                           2000             1999            2000            1999
                                                                        ---------        ---------       ---------        ----------
Net income (loss)                                                       $  (1,378)       $   2,116       $  (2,932)       $    4,240
                                                                        =========        =========       =========        ==========

Weighted average shares outstanding for calculating
      basic earnings per share                                          5,392,509        5,833,625       5,519,891         5,895,139

Options                                                                      --              2,959            --               4,860
                                                                        ---------        ---------       ---------        ----------
Total shares for calculating diluted earnings
      per share                                                         5,392,509        5,836,584       5,519,891         5,899,999
                                                                        =========        =========       =========        ==========

Basic earnings (loss) per share                                         $   (0.26)       $    0.36       $   (0.53)       $     0.72
                                                                        =========        =========       =========        ==========

Diluted earnings (loss) per share                                       $   (0.26)       $    0.36       $   (0.53)       $     0.72
                                                                        =========        =========       =========        ==========
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